Exhibit 99.1

FOR IMMEDIATE RELEASE

JANUARY 30, 2019

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream to Host Conference Call to Discuss 2019 Guidance and Fourth Quarter, Full-Year 2018 Earnings

EnLink also announces timing for 2019 quarterly earnings calls

DALLAS, January 30 — The EnLink Midstream companies (EnLink), EnLink Midstream, LLC (NYSE: ENLC) and EnLink Midstream Partners, LP (ENLK), will host a conference call and webcast on Wednesday, February 20, at 8 a.m. Central time. ENLC will discuss 2019 financial and operational guidance, along with fourth quarter of 2018 and full-year 2018 financial results.  ENLK will discuss fourth quarter of 2018 and full-year 2018 financial results.

The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10127305 where they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

ENLC’s 2019 financial and operational guidance, along with EnLink’s fourth quarter 2018 and full-year 2018 operations report and earnings press release, will be posted at www.EnLink.com after market close on February 19.

ENLC intends to provide quarterly financial and operating results, as well as to host earnings webcasts and conference calls, throughout 2019 according to the following schedule:

•                  First Quarter of 2019:

•                  Tuesday, April 30, 2019: Operations report and earnings press release to be posted at www.EnLink.com after market close

•                  Wednesday, May 1, 2019: Webcast and conference call to be held at 8 a.m. Central time

•                  Second Quarter of 2019:

•                  Tuesday, August 6, 2019: Operations report and earnings press release to be posted at www.EnLink.com after market close

•                  Wednesday, August 7, 2019: Webcast and conference call to be held at 8 a.m. Central time

•                  Third Quarter of 2019:

•                  Tuesday, November 5, 2019: Operations report and earnings press release to be posted at www.EnLink.com after market close

•                  Wednesday, November 6, 2019: Webcast and conference call to be held at 8 a.m. Central time

All dates and times are subject to change. Any timing updates, along with participation instructions for the webcasts and conference calls, will be provided via press release prior to the relevant call.

About the EnLink Midstream Companies

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drives competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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